Exhibit 99.4

BIOANALYTICAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Bioanalytical Systems, Inc., together with its direct and indirect subsidiaries, is referred to herein collectively as “BASi”, “we,” “our”, or the “Company.”

Acquisition

On July 2, 2018, the Company, through its wholly-owned subsidiary Cardinal Laboratories LLC (the “Purchaser”), acquired (the “Acquisition”) substantially all of the assets of Seventh Wave Laboratories, LLC (the “Seller” or “Seventh Wave”), a consulting-based contract research laboratory located in Maryland Heights, Missouri providing integrated services for discovery and preclinical drug development, under the terms and conditions of an Asset Purchase Agreement, dated July 2, 2018, among the Purchaser, the Company, the Seller and certain members of the Seller (the “Purchase Agreement”). The total consideration for the Acquisition was $9,475,000, which consisted of $7,000,000 in cash, subject to certain adjustments and an indemnity escrow of $750,000, and 1,500,000 of the Company’s common shares. The Company funded the cash portion of the purchase price for the Acquisition with cash on hand and the net proceeds from the refinancing of its credit arrangements with First Internet Bank (“FIB”), as described below.

The Purchase Agreement contains customary representations, warranties, covenants (including non-competition requirements applicable to the selling parties for a four-year period) and indemnification provisions. As contemplated by the Purchase Agreement, on July 2, 2018 the Purchaser and the Seller agreed to lease arrangements for certain premises in Maryland Heights, Missouri (the “Lease Arrangements”) owned by SWL Properties LLC, an entity controlled by certain members of the Seller, including John E. Sagartz, President and Chief Strategy Officer of the Seller and a newly elected member of the Company’s Board of Directors. Under the Lease Arrangements, the Purchaser agreed to lease the premises for a term of approximately seven years, with two automatic seven-year extensions, unless terminated by the Purchaser with 180 day’s prior written notice. Annual rent under the Lease Arrangements for the initial term ranges from $390,000 for the first year to $440,987 for the seventh year, provided that the Lease Arrangements provide the Purchaser with the option to purchase the premises prior to the end of the fifth lease year. The Lease Arrangements include customary rights upon a default by landlord or tenant.

Amendment to Credit Arrangements

In connection with the Acquisition, on July 2, 2018, the Company and FIB entered into an amendment to the Credit Agreement by and between the parties dated June 23, 2017 (as amended, the “Credit Agreement”) to (i) provide the Company with an additional term loan (the “New Term Loan”) in the amount of $5,500,000, the proceeds of which were used to fund a portion of the cash consideration for the Acquisition, and (ii) increase the Company’s revolving line of credit from $2,000,000 to $3,500,000 (the “Amended Facility”), which the Company may borrow from time to time, subject to the terms of the Credit Agreement, including as may be limited by the amount of Company’s outstanding eligible receivables. The New Term Loan and the Amended Facility mature July 2, 2023 and June 30, 2019, respectively.

Amounts outstanding under the New Term Loan bear interest at a fixed per annum rate of 5.06%, while interest accruing on the principal balance of the Facility remains unchanged, at a floating per annum rate equal to the Prime Rate (generally defined as the highest rate identified as the “Prime Rate” in The Wall Street Journal “Money Rates” column on the date the interest rate is to be determined, or if that date is not a publication date, on the publication date immediately preceding) less 25 basis points (0.25%). The New Term Loan requires monthly principal and interest payments equal to $78,091. The Company remains obligated to pay accrued and unpaid interest on the outstanding balance under the Amended Facility on a monthly basis.

Following its amendment, the Company’s obligations under the Credit Agreement (including with respect to the initial term loan made June 23, 2017) are guaranteed by BAS Evansville, Inc., the Company’s wholly owned subsidiary (“BASEV”), as well as the Purchaser. The Company’s obligations under the Credit Agreement and BASEV’s and the Purchaser’s obligations under their respective Guaranties are secured by first priority security interests in substantially all of the assets of the Company, BASEV, and the Purchaser respectively, as well as mortgages on the Company’s and BASEV’s facilities in West Lafayette, Indiana and Evansville, Indiana, respectively.

The various restrictive covenants under the Credit Agreement remain substantially consistent, provided that the parties agreed (i) to modify the computation of the minimum debt service coverage ratio (but not the ratio itself) to appropriately reflect relevant aspects of the Acquisition and (ii) to convert the debt to equity ratio in the existing Credit Agreement to a cash flow coverage ratio whereby, beginning with the fiscal quarter ended September 30, 2018, the ratio of the Company’s total funded debt (as defined in the Credit Agreement) as of the last day of each fiscal quarter to its EBITDA (as defined in the Credit Agreement) for the 12 months ended on such date may not exceed 4.50 to 1.00.

The foregoing descriptions of the Purchase Agreement, the First Amendment and the Lease Arrangements do not purport to be complete and are qualified in their entirety by the terms and conditions of those agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending September 30, 2018.

 Pursuant to the Purchase Agreement, the Company issued 1,500,000 of the Company’s common shares to the Seller. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The accompanying unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical financial statements of Seventh Wave and is intended to provide information about how the Acquisition of Seventh Wave and related financing may have affected the Company’s historical consolidated financial statements. The unaudited pro forma condensed combined statements of operations and comprehensive income information for the year ended September 30, 2017 and for the nine months ended June 30, 2018 are presented as if the Acquisition and related financing occurred on October 1, 2016. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 is presented as if the Acquisition and related financing had occurred on June 30, 2018. The pro forma adjustments are described in the accompanying notes and are based upon available information and assumptions that we believe are reasonable at the time of the filing of this report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements were prepared for informational and illustrative purposes in accordance with Rule 8-05 of Regulation S-X. Such information is preliminary and based on currently available information and assumptions that the Company believes are reasonable. The acquisition accounting related to this unaudited pro forma information is dependent upon certain independent valuations and other studies that are still in process and under review by management and not yet finalized. The pro forma adjustments included herein have been made solely for the purposes of providing unaudited condensed combined financial information. Differences between the estimates reflected in this unaudited pro forma information and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future consolidated financial condition or results of operations.

The unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended September 30, 2017 was derived from the Company’s audited consolidated statement of operations and comprehensive income for the year ended September 30, 2017 and Seventh Wave’s audited statement of income for the years ended December 31, 2016 and 2017.

The unaudited pro forma condensed combined statement of operations and comprehensive income for the nine months ended June 30, 2018 was derived from the Company’s unaudited consolidated statement of operations and comprehensive income for the nine months ended June 30, 2018 and Seventh Wave’s unaudited statement of income for the six months ended June 30, 2018 plus the last three months statement of income from the audited statement of income for the year ended December 31, 2017.

We present the unaudited pro forma condensed combined financial statements for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations would have been had we completed the Acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Seventh Wave's assets and liabilities are recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing unaudited pro forma condensed combined financial information based on current estimates and currently available information, and are subject to revision based on final, independent determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed combined financial statements.

The following information provides further details about the estimated net step-up in fair value and/or the estimated fair value at the acquisition date for some key balance sheet items. These fair values are preliminary until the Company completes its work with the use of a third party valuation firm, and are subject to change. Any changes to the initial estimates of the fair value of assets and liabilities will impact residual goodwill and may affect future earnings.

Estimated Fair Value
Step up in property and equipment value	$1,114
Trademarks	1,170
Customer Relationships	1,870
Non-Compete	280
Backlog	137
Goodwill	2,960

The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) do not reflect the realization of any expected cost savings or other synergies resulting from the Acquisition as a result of any initiatives planned subsequent to the closing of the Acquisition and related financing, nor do they reflect any nonrecurring costs directly attributable to the Acquisition and related financing.

The accounting policies used in the presentation of the following unaudited pro forma condensed combined financial information is set out in the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2017. Certain reclassifications of Seventh Wave's historical statements of income and balance sheet have been made to conform to the Company's accounting policies.

The unaudited pro forma condensed consolidated financial statements, along with the assumptions underlying the pro forma adjustments, are described in the accompanying notes and should be read in conjunction with the historical consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, the Company's quarterly report on Form 10-Q for the three and nine months ended June 30, 2018, and Seventh Wave's historical financial statements included in Exhibits 99.1 and 99.2 contained in this Form 8-K/A.

Bioanalytical Systems, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)

For the Fiscal Year Ended September 30, 2017

(In thousands, except per share data)

	Bioanalytical Systems Inc. Historical	Seventh Wave Laboratories, LLC Historical
	Fiscal Year Ended September 30, 2017	Fiscal Year Ended December 31, 2017	Pro Forma Adjustments Increase (Decrease)	Notes	Bioanalytical Systems Inc. Pro Forma Combined
Total Revenue	$24,242	$11,548	$(311)	(a)	$35,479
Cost of Revenue	16,545	8,032	(20)	(a),(b)	24,557
Gross profit	7,697	3,516	(291)		10,922
Operating expenses:
Selling	1,053	1,019			2,072
Research and development	465	-			465
General and administrative	4,901	2,175	55	(b)	7,131
Amortization			350	(c)	350
Total operating expenses	6,419	3,194	405		10,018
Operating income	1,278	322	(696)		904
Other income (expense)	5	61			66
Interest expense	(375)	(56)	(221)	(d)	(652)
Net income before income taxes	908	327	(917)		318
Income tax expense	24				24
Net income	$884	$327	$(917)		$294
Other comprehensive income	35	-	-		35
Comprehensive income	$919	$327	$(917)		$329

Basic net income per share	$0.11	$0.04			$.03
Diluted net income per share	$0.10	$0.04			$.03

Weighted common shares outstanding:
Basic	8,178	8,178	1,500		9,678
Diluted	8,733	8,733	1,500		10,233

Footnotes

(a) To reflect the following pro forma adjustments needed to eliminate inter-company services billed.	Pre-Tax Adjustment

Eliminate inter-company services billed:
Revenue	$(311)
Cost of Revenue	(311)

(b) To reflect the following pro forma adjustments for step up in value of personal property	Pre-Tax Adjustment

Record additional depreciation expense for step up in value for personal property
Cost of Revenue	$291
General & Administrative expenses	55

(c) To reflect the following pro forma adjustments for recognition of other intangibles	Pre-Tax Adjustment

Record additional amortization expense selling general & administrative expense for intangibles recorded as part of fair value allocation
Amortization	$350

(d) To reflect the following pro forma adjustments for recognition of additional financing to fund purchase of Seventh Wave	Pre-Tax Adjustment

Record additional interest expense for new financing to fund purchase
Interest Expense	$207
Debt Issue Costs	14

Bioanalytical Systems, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)

For the Nine Months Ended June 30, 2018

(In thousands, except per share data)

	Bioanalytical Systems Inc. Historical	Seventh Wave Laboratories, LLC Historical
	Nine Months Ended June 30, 2018	Nine Months Ended June 30, 2018	Pro Forma Adjustments	Notes	Bioanalytical Systems Inc. Pro Forma Combined
Total Revenue	$17,360	$9,832	$(408)	(a)	$26,784
Cost of Revenue	12,414	6,796	(223)	(a),(b),(e)	18,987
Gross profit	4,946	3,036	(185)		7,797
Operating expenses:
Selling	917	767			1,684
Research and development	430	-			430
General and administrative	3,510	2,024	40	(b)	5,574
Amortization			160	(c)	160
Total operating expenses	4,857	2,791	200		7,848
Operating income (loss)	89	245	(385)		(51)
Other income	5	22			27

Interest expense	(149)	(34)	(145)	(d)	(328)
Net income (loss) before income taxes	55	233	(530)		(352)
Income tax expense (benefit)	(61)	-			(61)
Net income (loss)	6	233	(530)		(291)
Other comprehensive income	-	-	-		-
Comprehensive income	$6	$233	$(530)		$(291)

Basic net income (loss) per share	$0.00	$0.03			$(0.03)
Diluted net income (loss) per share	$0.00	$0.03			$(0.03)

Weighted common shares outstanding:
Basic	8,274	8,274	1,500		9,774
Diluted	8,652	8,652	1,500		9,774

Footnotes

(a) To reflect the following pro forma adjustments needed to eliminate inter-company services billed	Pre-Tax Adjustment

Eliminate inter-company services billed
Revenue	$(408)
Cost of Revenue	(408)

(b) To reflect the following pro forma adjustments for step up in value of personal property	Pre-Tax Adjustment

Record additional depreciation expense for step up in value for personal property
Cost of Revenue	$215
General & Administrative expenses	40

(c) To reflect the following pro forma adjustments for recognition of other intangibles	Pre-Tax Adjustment

Record additional amortization expense selling general & administrative expense for intangibles recorded as part of fair value allocation
Amortization	$160

(d) To reflect the following pro forma adjustments for recognition of additional financing to fund purchase of Seventh Wave	Pre-Tax Adjustment
Record additional interest expense for new financing to fund purchase
Interest Expense	$137
Debt Issue Costs	8

(e) To reflect accounting policies used in the Company’s audited financial statements	Pre-Tax Adjustment

Record prepaid expense consistent with revenue recognition policy
Cost of Revenue	$(30)

Bioanalytical Systems Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

As of June 30, 2018

(In thousands)

	Bioanalytical Systems, Inc. Historical	Seventh Wave Laboratories, LLC Historical
	As of June 30, 2018	As of June 30, 2018	Pro Forma Adjustments	Notes	Bioanalytical Systems, Inc. Pro Forma Combined
Assets
Current assets
Cash	$1,458	$300	$(1,770)	(a),(b),(f)	$(12)
Account receivables
Trade, net of allowance	3,206	1,428	(202)	(a), (g)	4,432
Unbilled	447		274	(c)	721
Inventories, net	964				964
Prepaid expenses	503	59	30	(c)	592
Total current assets	6,578	1,787	(1,668)		6,697
Property and equipment, net	14,745	993	1,114	(d)	16,852
Lease rent receivable	108				108
Deferred tax asset	67				67
Goodwill	38		2,892	(c),(d)	2,930
Other intangible assets	-		3,457	(d)	3,457
Other assets	17	7	(7)	(a)	17
Total assets	$21,553	$2,787	$5,788		$30,128
Liabilities
Current liabilities
Accounts payable	$2,087	$159	$(85)	(g)	$2,161
Restructuring liability	1,117	-			1,117
Accrued expenses	1,065	645	(396)	(a)	1,314
Customer advances	4,386	40	236	(c)	4,662
Current portion of capital lease obligation	102	44	(30)	(a)	116
Current portion of long-term debt	230	85	817	(a), (e)	1,132
Total current liabilities	8,987	973	542		10,502
Capital lease obligation, less current portion		43			43
Long-term debt, less current portion, net of debt issuance costs	3,995	851	3,691	(a), (e),(f)	8,537
Total liabilities	12,982	1,867	4,233		19,082
Shareholders’ Equity
Preferred shares, authorized 1,000,000 shares, no par value; 35 shares issued and outstanding at June 30, 2018	35				35
Common shares, no par value: Authorized 19,000,000 shares; 10,245,277 shares issued and outstanding on a pro forma basis at June 30, 2018	2,148		375	(b)	2,523
Members Capital		920	(920)	(a)	-
Additional paid in capital	22,425		2,100	(b)	24,525
Accumulated deficit	(16,037)				(16,037)
Total shareholders’ equity	8,571	920	1,555		11,046
Total liabilities and shareholders’ equity	$21,553	$2,787	$5,788		$30,128

Footnotes

(a) To reflect the following pro forma adjustment per terms of Asset Purchase Agreement, as follows:

Exclude certain assets and liabilities according to the terms of the Asset Purchase Agreement	Pre-Tax Adjustment
Cash at Seventh Wave Laboratories	$(300)
Accounts Receivable greater than 90 days past due	(117)
Other Assets – Non-Current	(7)
Accrued Expenses	(396)
Building Lease Payable not assumed	(30)
Current portion of long-term debt not assumed	(85)
Long-term debt not assumed	(851)
Member Equity - prior owners	(920)

(b) To reflect consideration paid for Seventh Wave Laboratories LLC	Pre-Tax Adjustment
Cash	$(1,414)
Notes Payable	5,500
Common Stock (1.5 million shares at par)	375
Paid in Capital (value in excess of par)	2,100

(c) To reflect accounting policies used in the Company’s audited financial statements

Adjust for revenue recognition accounting policies used in the presentation set out in the Company’s audited consolidated financial statements	Pre-Tax Adjustment
Unbilled Revenue	$274
Customer Advances	236
Goodwill	(68)
Prepaid Expenses	30

(d) To reflect purchase price in excess of book value

Reflects the preliminary estimate of the fair value of the acquired intangible assets and estimated fair value of tangible assets for pro forma purposes	Pre-Tax Adjustment
Step up in personal property value	$1,114
Trademarks	1,170
Customer Relationships	1,870
Non-Compete	280
Backlog	137
Goodwill	2,960

(e) To reflect the following pro forma adjustments for bank financing needed to close	Pre-Tax Adjustment

Bank financing needed to fund consideration paid to Seventh Wave Laboratories LLC
Current portion of long-term debt	$902
Long-term debt, less current portion, net of debt issuance costs	4,598

(f) To reflect the following pro forma adjustments from financing costs

Establish debt issue costs in the balance sheet	Pre-Tax Adjustment
Long-term debt, less current portion, net of debt issuance costs	$(56)
Cash	(56)

(g) To reflect the following pro forma adjustments needed to eliminate inter-company

Eliminate inter-company balances for accounts receivable and accounts payable	Pre-Tax Adjustment
Accounts Payable	$(85)
Accounts Receivable	(85)